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                                                                    EXHIBIT 99.1


[McLeodUSA logo]                      [MCLD: A Nasdaq-100  Company logo]

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Investor Contact:  Bryce E. Nemitz
Press Contact:  Bruce A. Tiemann
mcleodusa_ir@mcleodusa.com
Phone:  (319) 790-7800
FAX:    (319) 790-7767

For Immediate Release

                          McLeodUSA Announces Proposed
                            Offering of Senior Notes

                    Company Also Reiterates Expectations for
                        Fourth Quarter and Year-End 2000

     (CEDAR RAPIDS, Iowa) -- January 3, 2001--McLeodUSA Incorporated (Nasdaq:
MCLD) announced today that it intends to file a preliminary prospectus supplement with the Securities and Exchange Commission ("SEC") in connection with a proposed underwritten offering of approximately $450 million of its Senior Notes due 2009. The preliminary prospectus supplement will be filed as a supplement to the universal shelf Registration Statement on Form S-3 previously filed by McLeodUSA. The shelf registration statement was declared effective on August 5, 1999.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale, would be unlawful, prior to registration or qualification under the securities laws of any such state.

     Also today, J. Lyle Patrick, Chief Financial & Accounting Officer of McLeodUSA Incorporated (Nasdaq: MCLD), reiterated that he expects the company will meet or exceed the average of the current market consensus for fourth quarter and year-end 2000.
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Conference Call
---------------

     McLeodUSA will host a conference call to discuss the offering and expectations at 10:00 a.m. CST on Thursday, January 4, 2001, available domestically by calling (877) 883-0253 or (712) 271-0059 internationally. Password for the call is "McLeodUSA."

About McLeodUSA:
----------------

McLeodUSA provides selected telecommunications services to customers nationwide. Integrated communications including local services are currently available in several Midwest and Rocky Mountain states; long distance, advanced data and Internet services are available in all 50 states. McLeodUSA is a facilities-based telecommunications provider with 375 ATM switches, 37 voice switches, nearly 905,000 local lines, and more than 9,500 employees. The network is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90 percent of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 30 million directories in 26 states, serving a population of 51 million. McLeodUSA Incorporated is a Nasdaq-100 company traded as MCLD. The Company's Web site is available at www.mcleodusa.com.
-----------------

Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual events or results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is filed with the Securities and Exchange Commission.

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